                                                                       EXHIBIT 1

                              EXCHANGE AGREEMENT


          This Exchange Agreement (this "Agreement") is made and entered into as
                                         ---------
of July 14, 2000, by and between Endo Pharma LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"), and each
                                                     -------
investor listed on the signature page hereto (the "Investor," and together with
                                                   --------
other investors, the "Investors").
                      ---------

          WHEREAS, each Investor owns the number of shares of (i) class A common stock, par value $.01 per share (the "Endo Class A Common Stock"), of Endo
                                      -------------------------
Pharmaceuticals Holdings Inc., a Delaware corporation ("Endo Holdings"), or (ii)
                                                        -------------
common stock, par value $.01 per share (the "Endo Common Stock") of Endo
                                             -----------------
Holdings, set forth on Annex A attached hereto (the "Endo Securities");
                                                     ---------------

          WHEREAS, Endo Holdings has entered into an agreement and plan of merger, dated as of November 26, 1999 (as may be amended and restated from time to time, the "Merger Agreement"), by and among Endo Holdings, Endo Inc., a newly
              ----------------
formed and wholly owned subsidiary of Endo Holdings ("Sub"), and Algos
                                                      ---
Pharmaceutical Corporation ("Algos"), whereby Algos will merge with and into Sub
                             -----
(the "Merger");
      ------

          WHEREAS, the Company has been formed to effect certain of the transactions contemplated by the Merger Agreement;

          WHEREAS, upon the terms and subject to the conditions set forth herein, each Investor desires to assign, transfer and deliver to the Company all of the Investor's Endo Securities, and the Company desires to issue to each Investor an equity interest in the Company (the "Units") as set forth on Annex A
                                                 -----
attached hereto in exchange for such Investor's Endo Securities.

          NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties herein contained, each Investor and the Company agree hereby as follows:

          1.   Exchange of the Shares.
               ----------------------

               Upon the terms and subject to all the conditions of this Agreement, and in reliance upon the representations and warranties contained herein, each Investor hereby agrees to assign, transfer and deliver to the Company the amount of Endo Securities, and the Company agrees to issue to each Investor the number of Units, each as set forth on Annex A attached hereto, free and clear of any liens, security interests, pledges, charges, claims, options, rights, demands and restrictions of every kind, character and description whatsoever (collectively, "Encumbrances"). Notwithstanding anything in this
                           ------------
Agreement to the contrary, the Company shall have no obligation to issue any Units to any Person who is a resident of a jurisdiction in which the issuance of such Units to him, her or its would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation,
            ------
limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

          2.   Closing.
               -------

          (a)  Time and Place.  The closing of the transactions contemplated by
               --------------
this Agreement (the "Closing") shall be at the offices of Skadden, Arps, Slate,
                     -------
Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522 at 10:00 a.m., New York, New York, on July 14, 2000.

          (b)  Delivery by the Investor.  On or prior to the Closing, each
               ------------------------
Investor will deliver the certificates evidencing and representing such Investor's Endo Securities as set forth on Annex A attached hereto, duly endorsed in favor of the Company.

          (c)  Delivery by the Company.  At the Closing, the Company will
               -----------------------
deliver to each Investor a cross-receipt evidencing delivery by the Company, and receipt by such Investor, of the Units.

          3.   Representations and Warranties.
               ------------------------------

          Each Investor represents and warrants as of the date hereof, and as of the Closing hereunder, as follows:

          (a)  Authority.  Such Investor has all requisite power and authority
               ---------
to (i) enter into and perform all of such Investor's obligations under this Agreement; (ii) assign, transfer and deliver such Investor's Endo Securities and
(iii) carry out the transactions contemplated hereby.

          (b)  Due Execution and Delivery; Enforceability.  The execution and
               ------------------------------------------
delivery of this Agreement has been duly and validly authorized by all required action on the part of such Investor and no other proceedings on the part of such Investor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Investor and, assuming this Agreement has been duly executed and delivered by the Company, this Agreement constitutes a valid and binding agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

          (c)  Title and Encumbrances.  Such Investor owns the number of shares
               ----------------------
of Endo Securities as set forth on Annex A attached hereto, beneficially and of record, free and clear of any Encumbrances, and such number of shares indicated on Annex A attached hereto sets forth all of the Endo Securities owned by such Investor. Upon the consummation of the transactions contemplated by this Agreement, the Company will acquire good, valid and marketable title to all of the Endo Securities held by such Investor, free of any Encumbrances.

          (d)  Investment Intention.  Such Investor is acquiring the Units
               --------------------
solely for such Investor's own account for investment and not with a view to, or for sale in connection with, any distribution or disposition thereof.

          (e)  Federal Securities Laws Matters.  Such Investor acknowledges
               -------------------------------
receipt of advice from the Company that (i) the Units have not been registered under the Securities Act of 1933 (the "Securities Act"); (ii) the Units must be
                                       --------------
held indefinitely and such Investor must continue to bear the economic risk of the investment in the Units, unless such Units are subsequently registered under the Securities Act, or an exemption from such registration is available; (iii) it is not anticipated that there will be any public market for the Units in the foreseeable future;
(iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sales of any securities of the Company, including the Units, and the Company has made no covenant to make such rule available and such rule is not anticipated to be available in the foreseeable future; (v) when and if the Units may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such rule; (vi) if the exemption afforded by Rule 144 is not available, public sale of the Units without registration will require the availability of an exemption under the Securities Act; (vii) the Limited Liability Company Agreement, to be dated as of July 14, 2000, to be entered into by and among the parties thereto (the "LLC Agreement"), shall contain a
                                       -------------
restrictive legend, restricting transfer of the Units and (viii) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Units.

          (f)  Investor Status.  (i) Such Investor is an "accredited investor"
               ---------------
as such term is defined in Rule 501(a) promulgated under the Securities Act; and
(ii) (A) such Investor's financial situation is such that such Investor can afford to bear the economic risk of holding the Units for an indefinite period of time; (B) such Investor has adequate means for providing for such Investor's current needs and personal contingencies, and can afford to suffer the complete loss of such Investor's investment in the Units; (C) such Investor's knowledge and experience in financial and business matters are such that such Investor is capable of evaluating the merits and risks of such Investor's investment in the Units; (D) such Investor understands and has taken cognizance of all the risks relating to the purchase of the Units as well as the substantial restrictions on the transferability of the Units, and, on the Closing and for an indefinite period following the Closing, there will be no public market for the Units, and that, accordingly, it may not be possible for such Investor to liquidate such Investor's investment in case of emergency, if at all; (E) such Investor, and to the extent believed by such Investor, to be appropriate, such Investor's representatives, including such Investor's professional, financial, tax and other advisors, have carefully reviewed all documents furnished to them in connection with the investment in the Company; (F) in making such Investor's decision to invest hereunder, such Investor has relied upon independent investigations made by such Investor and, to the extent believed by such Investor to be appropriate, such Investor's representatives, including such Investor's own professional, financial, tax and other advisors in addition to the representations and warranties and agreements of the Company contained herein; (G) such Investor and such Investor's representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment hereunder and to obtain any additional information which such Investor or such Investor's representatives deem necessary; (H) all information which such Investor has provided to the Company concerning such Investor, such Investor's investment intentions and such Investor's financial position is true, complete and correct; and (I) such Investor, and any persons acting on such Investor's behalf, have used no broker, finder or any investment bankers or incurred any liability for any brokerage fees, commissions, finders' fees or investment banking fees in connection with the transactions contemplated hereby.

          (g)  Absence of General Solicitation.  None of such Investor, such
               -------------------------------
Investor's Affiliates (as defined in Rule 501(b) of the Securities Act), or any person acting on any of their behalves, has engaged or will engage, in connection with the transactions contemplated by this Agreement, in any form of general solicitation or general advertising.

          (h)  No Conflicts.  None of the execution, delivery or performance
               ------------
by such Investor of this Agreement to which such Investor is a party will conflict with or result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement, will, power of attorney, decree, order, or other instrument to which such Investor is a party or by which such Investor is bound.

          (i)  Absence of Court Orders, Decrees, Etc.  There is no pending or,
               -------------------------------------
to the knowledge of such Investor, threatened claim, suit, action or proceeding or any order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal relating to or arising out of such Investor's Endo Securities.

          (j)  Consents.  Such Investor is not aware of any consent, approval,
               --------
authorization, or order of, or registration, qualification, or filing with, any court, regulatory authority, or other governmental body required to be obtained by such Investor in connection with the execution, delivery and performance by such Investor of this Agreement, nor is such Investor aware of any consent of any other party required to be obtained by such Investor in connection with the execution, delivery, and performance by such Investor of this Agreement.

          4.   Representations and Warranties of the Company.
               ---------------------------------------------

          The Company represents and warrants to each Investor as of the date hereof, and as of the Closing hereunder, as follows:

          (a)  Organization, Standing.  The Company is a limited liability
               ----------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted.

          (b)  Corporate Authority.  The Company has all requisite corporate
               -------------------
power and authority to (i) enter into and perform all of its obligations under this Agreement; (ii) issue the Units and (iii) carry out the transactions contemplated hereby. The Units, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

          (c)  Actions Authorized.  The Company has taken all corporate actions
               ------------------
necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (d)  Due Execution and Delivery; Enforceability.  The execution and
               ------------------------------------------
delivery of this Agreement has been duly and validly authorized by all required action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by the Investor, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

          (e)  Required Filings and Approvals.  The execution and delivery of
               ------------------------------
this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, other than the filings, registrations or qualifications that may be required under (i) Section 4(2) of the Securities Act and (ii) the state securities laws or "blue sky" laws of any state of the United States of America that may be required to be made or obtained, all of which the Company will comply with prior to the date of the Closing.

          (f)  Absence of General Solicitation.  None of the Company, its
               -------------------------------
Affiliates or any person acting on any of their behalves, has engaged or will engage, in connection with the transactions contemplated by this Agreement, in any form of general solicitation or general advertising.

          (g)  No Conflicts.  None of the execution, delivery or performance of
               ------------
this Agreement by the Company will conflict with the Certificate of Formation of the Company or the LLC Agreement, in each case as in effect as of the Closing or result in any material breach of, or constitute a material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.

          (h)  Absence of Court Orders, Decrees, Etc.  There is no pending or,
               -------------------------------------
to the knowledge of the Company, threatened claim, suit, action or proceeding or any order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal relating to or arising out of the Units.

          (i)  Consents.  The Company is not aware of any consent, approval,
               --------
authorization, or order of, or registration, qualification, or filing with, any court, regulatory authority, or other governmental body required to be obtained by the Company in connection with the execution, delivery and performance by the Company of this Agreement, nor is the Company aware of any consent of any other party required to be obtained by the Company in connection with the execution, delivery, and performance by the Company of this Agreement.

          5.   Conditions.
               ----------

          The obligation of each Investor under this Agreement to assign, transfer and deliver such Investor's Endo Securities to the Company, and the obligation of the Company under this Agreement to issue the Units to each Investor, are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the other party made in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing, with the same effect as if made at and as of the Closing, and the other party shall have performed in all material respects its agreements hereunder.

          (b)  No Injunctions.  There shall be no effective injunction, writ,
               --------------
or preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein not be consummated.

          (c)  Formation of the Company.  The Company shall have been formed in
               ------------------------
accordance with the laws of the State of Delaware.

          6.   Reasonable Best Efforts; Cooperation.
               ------------------------------------

          Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth herein are satisfied and to consummate and make effective, in the most expeditious manner practicable the transactions contemplated by this Agreement including, without limitation, cooperation in the preparation and filing of all documents with relevant governmental agencies and the execution of any additional instruments necessary to consummate the transactions contemplated hereby. In case at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, the proper persons for each party hereto shall take all such necessary action.

          7.   Termination.
               -----------

          (a) This Agreement may be terminated at any time prior to the Closing with respect to a particular Investor:

          (i)  by mutual consent in writing of such Investor and the Company; or

          (ii) by such Investor or the Company if any court of competent jurisdiction in the United States or foreign country or other United States or foreign governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling, or other action shall have become final and nonappealable.

          (b)  In the event of the termination of this Agreement pursuant to
Section 7(a)(i), this Agreement shall forthwith become void and have no effect, without any liability on the part of the Company or such Investor or their respective directors, officers, or stockholders (or partners or members, as the case may be), other than the provisions of Section 8(h) hereof. Notwithstanding the foregoing, nothing contained in this Section 7 shall relieve any party from liability for any breach of this Agreement.

          8.   Miscellaneous.
               -------------

          (a)  Entire Agreement.  This Agreement (including the attachments
               ----------------
hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          (b)  Validity.  The invalidity or unenforceability of any provision
               --------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          (c)  Survival.  The representations and warranties contained in this
               --------
Agreement shall not survive the Closing.

          (d)  Assignment.  This Agreement and the rights hereunder shall not be
               ----------
assignable or transferable by either party (except by operation of law in connection with a merger, consolidation, or sale of all or substantially all the assets of such party) without the prior written consent of the other party.
This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

          (e)  Amendment and Modification.  This Agreement may be amended,
               --------------------------
modified, or supplemented at any time only by an instrument in writing signed on behalf of the parties hereto.

          (f)  Extension; Waiver.  At any time prior to the Closing, the
               -----------------
parties hereto entitled to the benefits of the respective term or provision may
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate, or writing delivered pursuant hereto or (iii) waive compliance with any obligation, covenant, agreement, or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto.

          (g)  Effect of Waiver.  No waiver by any party of the performance of
               ----------------
any provision, condition, or requirement herein shall be (i) deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition, or requirement herein; nor (ii) deemed to be a waiver of, or in any manner release the other party from, future performance of the same provision, condition, or requirement. Nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          (h)  Expenses.  Whether or not the transactions contemplated hereby
               --------
are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          (i)  Specific Performance.  The parties hereto agree that if any of
               --------------------
the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          (j)  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

          (k)  Descriptive Headings.  The descriptive headings herein are
               --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (l)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (m) No Third-Party Beneficiaries.  Nothing contained in this Agreement
              ----------------------------
shall be construed to give any person other than the Investors and the Company, and their successors and assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement.


                             [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first above written.


                    ENDO PHARMA LLC

                    By:  /s/ Jeffrey R. Black
                         ------------------------------------
                         Name:  Jeffrey R. Black
                         Title: Chief Financial Officer


                    KELSO INVESTMENT ASSOCIATES V, L.P.
                    By:  Kelso Partners V, L.P., General Partner


                    By: /s/ David I. Wahrhaftig
                        -------------------------------------
                         General Partner


                    KELSO EQUITY PARTNERS V, L.P.


                    By: /s/ David I. Wahrhaftig
                        -------------------------------------
                        General Partner

                    GREENWICH STREET CAPITAL PARTNERS, L.P.
                    By: Greenwich Street Investments L.P. Inc., its general partner
                    By:  Greenwich Street Investments Inc., General Partner


                    By: /s/ Eric S. Bomze
                        ----------------------------------
                         Name:  Eric S. Bomze
                         Title: Assistant Vice President


                    GREENWICH STREET CAPITAL OFFSHORE FUND, LTD.
                    By:  Greenwich Street Capital Partners Inc., as Manager


                    By: /s/ Eric S. Bomze
                        ----------------------------------
                         Name:  Eric S. Bomze
                         Title: Assistant Vice President


                    TRV EMPLOYEES FUND, L.P.
                    By:  TRV Employees Investments, Inc., its general partner


                    By: /s/ Eric S. Bomze
                        ----------------------------------
                         Name:  Eric S. Bomze
                         Title: Assistant Vice President


                    THE TRAVELERS INSURANCE COMPANY


                    By: /s/ F. Denney Voss
                        -----------------------------------
                         Name:  F. Denney Voss
                         Title: Senior Vice President


                    THE TRAVELERS LIFE AND ANNUITY COMPANY


                    By: /s/ F. Denney Voss
                        -----------------------------------
                         Name:  F. Denney Voss
                         Title: Senior Vice President

                    /s/ Carol A. Ammon
                    -----------------------------------
                    CAROL A. AMMON


                    /s/ Jeffrey R. Black
                    -----------------------------------
                    JEFFREY R. BLACK


                    /s/ Mariann T. MacDonald
                    -----------------------------------
                    MARIANN T. MACDONALD


                    /s/ David A. Lee
                    -----------------------------------
                    DAVID A. LEE


                    CAROL A. AMMON, TRUSTEE REVOCABLE
                    TRUST U/A, DATED 6/13/97


                    By: /s/ Carol A. Ammon
                        -----------------------------------
                         Carol A. Ammon

                    /s/ Margaret S. Cyert
                    -----------------------------------
                    MARGARET S. CYERT

                    /s/ U. Bertram Ellis
                    -----------------------------------
                    U. BERTRAM ELLIS

                    /s/ Linda Fairstein
                    -----------------------------------
                    LINDA FAIRSTEIN

                    /s/ Patricia Kelso
                    -----------------------------------
                    LOUIS & PATRICIA KELSO TRUST DATED 2/1/88
                    By:  Patricia Kelso, as Sole Trustee

                    /s/ William Marquard
                    -----------------------------------
                    WILLIAM MARQUARD

                    /s/ John McGillicuddy
                    -----------------------------------
                    JOHN MCGILLICUDDY

                    /s/ John E. Tinder
                    -----------------------------------
                    By: Fleet National Bank, Trustee
                        By: John E. Tinder
                            Vice President

                   /s/  Michel Rapoport
                   ------------------------------------
                    MICHEL RAPOPORT

                   /s/ David Roderick
                   ------------------------------------
                    DAVID RODERICK

                   /s/ Dr. John Rutledge I.R.A.
                   ------------------------------------
                    DR. JOHN RUTLEDGE I.R.A.

                   /s/ George L. Shinn
                   ------------------------------------
                    GEORGE L. SHINN

                   /s/ Alan C. Snyder
                   ------------------------------------
                    ALAN C. SNYDER

                                                            Annex A

                   ENDO SECURITIES AND UNITS TO BE EXCHANGED

        Name and Address
          of Investor                                 Endo Securities                        Number of Units
          ----------                                  ---------------                        ---------------
Kelso Investment Associates V, L.P.                   847,028 shares of Common Stock                 847,028
c/o Kelso & Co.
320 Park Avenue
New York, NY  10022

Kelso Equity Partners V, L.P.                         71,272 shares of Common Stock                   71,272
c/o Kelso & Co.
320 Park Avenue
New York, NY  10022

Greenwich Street Capital                              108,531.1634 shares of Class A            108,531.1634
Partners, L.P.                                        Common Stock
388 Greenwich Street, 36th Floor
New York, NY  10013
Attn:  Robert Hamwee

Greenwich Street Capital                              6,736.2383 shares of Class A                6,736.2383
Offshore Fund, Ltd.                                   Common Stock
388 Greenwich Street, 36th Floor
New York, NY  10013
Attn:  Robert Hamwee

TRV Employees Fund, L.P.                              26,375.9097 shares of Class A              26,375.9097
388 Greenwich Street, 36th Floor                      Common Stock
New York, NY  10013
Attn:  Robert Hamwee

The Travelers Insurance Company                       5,598.9813 shares of Class A                5,598.9813
388 Greenwich Street, 36th Floor                      Common Stock
New York, NY  10013
Attn:  Robert Hamwee

The Travelers Life and Annuity  Company               2,757.7073 shares of Class A                2,757.7073
388 Greenwich Street, 36th Floor                      Common Stock
New York, NY  10013
Attn:  Robert Hamwee

        Name and Address
          of Investor                                 Endo Securities                        Number of Units
          ----------                                  ---------------                        ---------------
Carol A. Ammon                                        4,000 shares of Common Stock (all                   __
223 Wilmington West Chester Pike                      held in trust described below)
Chadds Ford, PA 19317

Jeffrey R. Black                                      500 shares of Common Stock                         500
223 Wilmington West Chester Pike
Chadds Ford, PA 19317

Mariann T. Macdonald                                  3,000 shares of Common Stock                     3,000
5 Chesterton Road
Landenberg, PA 19350

David Allen Harvey Lee, MD, Ph D.                     250 shares of Common Stock                         250
3209 Swarthmore Road
Wilmington, DE  19807

Carol A. Ammon, Trustee                               4,000 shares of Common Stock                     4,000
Revocable Trust U/A, Dated
6/13/97
223 Wilmington West Chester Pike
Chadds Ford, PA 19317

Margaret S. Cyert                                     1,000 shares of Class A Common                   1,000
12 Edgewood Road                                      Stock
Pittsburgh, PA  15215

U. Bertram Ellis                                      1,000 shares of Common Stock                     1,000
IXL Holdings, Inc.
1888 Emery Street, N.W.
3rd Floor
Atlanta, GA  30318

Linda Fairstein                                       500 shares of Common Stock                         500
Deputy Chief, Trial Division
District Attorney's Office
County of New York
1 Hogan Place, Room 836
New York, NY  10013

Louis & Patricia Kelso Trust                          2,000 shares of Common Stock                     2,000
dated 2/1/88
c/o Kelso Institute
872 North Point
San Francisco, CA  94109

        Name and Address
          of Investor                                 Endo Securities                        Number of Units
          ----------                                  ---------------                        ---------------
William Marquard                                      500 shares of Common Stock                         500
Eaglestone Farm, Inc.
2199 Maysville Road
Carlisle, KY  40311

John McGillicuddy                                     500 shares of Common Stock                         500
Chase Manhattan Bank, N.A.
270 Park Avenue
New York, NY  10017-2070

Frank T. Nickell I.R.A.                               10,000 shares of Common Stock                   10,000
c/o Ms. Linda Romaniello
Fleet Investment Services
240 Greenwich Avenue
Greenwich, CT  06830
Attn:  IRA Account No. 011 649 40

Michel Rapoport (Affiliate)                           2,000 shares of Common Stock                     2,000
Mosler Inc.
8509 Berk Boulevard
Hamilton, OH  45015

David Roderick                                        2,000 shares of Common Stock                     2,000
USX Corporation
600 Grant Street
Pittsburgh, PA 15219-4776

Dr. John Rutledge I.R.A.                              2,000 shares of Common Stock                     2,000
Rutledge and Company, Inc.
One Greenwich Office Park
51 Weaver Street
Greenwich, CT  06831

George Shinn                                          200 shares of Common Stock                         200
55 Pippin's Way
Morristown, NJ  07960

Alan C. Snyder                                        500 shares of Common Stock                         500
Shinnecock Partners, L.P.
15910 Venture Boulevard
14th Floor
Encino, CA  91436